Exhibit 10.5

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE

ENDOSTIM, INC. 2009 STOCK INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”), made this [    ] day of [        ], 20[    ], by and between EndoStim, Inc., a Delaware corporation (“Company”), and [                    ] (“Optionee”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (“Board”) has adopted the EndoStim, Inc. 2009 Stock Incentive Plan (the “Plan”) pursuant to which options covering an aggregate of [        ] shares of the Common Stock of the Company may be granted to certain employees of the Company, a Parent or an Affiliate, as such terms are defined in the Plan;

WHEREAS, Optionee is now an employee of the Company, a Parent or an Affiliate;

WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan; and

WHEREAS, such options are intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) (hereinafter referred to as an “Incentive Stock Option”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Grant Subject to Plan. The Option is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan. Terms not defined in this Agreement shall have the meaning ascribed thereto in the Plan. The Committee referred to in the Plan has been appointed by the Board, and designated by it, as the Committee to make grants of options.

2. Grant and Terms of Option. Pursuant to action of the Committee, which action was taken on [        ] (“Date of Grant”), the Company grants to Optionee the option to purchase all or any part of [                    (                    )] shares of the common stock of the Company, $0.001 par value per share (“Common Stock”) (the right to purchase each such share an “Option”), for a period of ten (10) years from the Date of Grant, at the purchase price of $[        ] per share; provided, however, that the right to exercise such Option shall be, and is hereby, restricted as follows:

(a) No shares may be purchased prior to the first anniversary of the Date of Grant;

(b) Options shall only be exercisable if vested pursuant to the terms of this Agreement;

(c) [Vesting schedule to be inserted]

(d) [Vesting schedule to be inserted]

(e) Notwithstanding the foregoing, in the event of a Change in Control, as defined in the Plan, in which Optionee is not offered an employment position in the acquiring company that is substantially equivalent to the position such Optionee held with the Company, a Parent, or an Affiliate immediately prior to such Change in Control, Optionee shall become vested in 100% of the Options granted pursuant to this Agreement, but only if the Optionee is employed by the Company, a Parent or an Affiliate on the date of such Change in Control;

(f) The purchase price of the shares subject to the Option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Section 6 of the Plan;

(g) No shares of Common Stock may be tendered in exercise of the Option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless (i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted;

(h) Notwithstanding any provision in this Agreement to the contrary, no Option granted pursuant to the terms of this Agreement may be exercised later than the ten year anniversary of the Date of Grant;

(i) Optionee shall have executed and delivered to the Company an instrument of accession (in the form provided by the Company) with respect to (i) that certain Stockholders Agreement, dated [                    ] by and among the Company and the other parties thereto, as amended from time to time, and/or (ii) such other agreements binding one or more stockholders of the Company as the Company may determine in its reasonable discretion; and

(j) Notwithstanding any other provision in this Agreement to the contrary, the Options may be exercised prior to the date such Options become vested pursuant to the terms of this Agreement (“Early Exercise”), provided that any shares received as a result of an Early Exercise shall be subject to the restrictions described in Section 3 below

3. Shares Issued Upon Early Exercise. Any shares issued upon an Early Exercise (“Restricted Stock”) shall be restricted as follows, provided that such restrictions shall lapse following the date the Options exercised pursuant to the Early Exercise would have vested or such other date upon which such restrictions lapse as described in this Agreement (“Early Exercise Vesting Date”):

(a) All Restricted Stock shall be subject to a right of repurchase by the Company (“Repurchase Right”) until the Early Exercise Vesting Date. The amount per share to be paid upon the exercise of any Repurchase Right shall be the lesser of the exercise price of the Option exercised pursuant to the Early Exercise or the per share fair market value of the Company’s common stock at the time the Company exercises the Repurchase Right.

(b) Neither the Restricted Stock nor any rights related to such Restricted Stock hereunder may be assigned, transferred or in any manner encumbered by the Optionee except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. Prior to the Early Exercise Vesting Date, such Restricted Stock shall bear a legend indicating their nontransferability.

(c) All shares of Restricted Stock shall be forfeited if the Optionee ceases to be employed by the Company, a Parent or an Affiliate prior to the Early Exercise Vesting Date. Upon such forfeiture, the Company shall, within 90 days of such forfeiture, pay the Optionee a per share amount for each such forfeited share equal to the lesser of the exercise price of the Option, the Early Exercise of which resulted in transfer of such share, or the per share fair market value of the Company’s common stock at the time of such forfeiture.

Notwithstanding any provision in this Agreement to the contrary, in the event of a Change in Control, as defined in the Plan, in which Optionee is not offered an employment position in the acquiring company that is substantially equivalent to the position such Optionee held with the Company, a Parent, or an Affiliate immediately prior to such Change in Control, the restrictions described in this Section 3 with respect to Restricted Stock shall lapse, but only if the Optionee is engaged to provide substantial services to the Company, a Parent or an Affiliate on the date of such Change in Control.

4. Termination of Employment. In the event of the termination of employment of Optionee other than by death, Optionee may exercise the Option, to the extent Optionee was entitled to exercise it on the date of termination of employment, at any time within one year after such termination, but not after ten (10) years from the Date of Grant. If Optionee terminates employment on account of disability, (i) Optionee may exercise such Option at any time within one year of the termination of Optionee’s employment, but not after ten (10) years from the Date of Grant and (ii) all Restricted Stock described in Section 3 of this Agreement shall become vested and shall cease to be subject to the restrictions described in that Section 3. For this purpose, Optionee shall be deemed to be disabled if Optionee is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Optionee shall be considered disabled only if Optionee furnishes such proof of disability as the Committee may require.

5. Death of Optionee. In the event of the death of Optionee during the term of this Agreement and while Optionee is employed by the Company (or its Parent or a Subsidiary), or within three (3) months after the termination of Optionee’s employment (or one year in the case of the termination of employment of an Optionee who is disabled as provided in Section 4 above), the Option may be exercised by a legatee or legatees of Optionee under Optionee’s last will, or by Optionee’s personal representatives or distributees, at any time within a period of one year after Optionee’s death, but not after ten (10) years from the Date of Grant. Notwithstanding the foregoing, in the event of the death of Optionee during the term of this Agreement and while the Option is employed by the Company, all Restricted Stock described in Section 3 of this Agreement shall become vested and shall cease to be subject to the restrictions described in that Section 3.

6. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of Options (or any Restricted Stock received upon Early Exercise of such Options) granted pursuant to the terms of this Agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in effect on the Date of Grant.

7. Investment Purpose and Other Restrictions on Transfer. Optionee represents that, in the event of the exercise by Optionee of any Option granted pursuant to the terms of this Agreement, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the Option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by Optionee on exercise of all or any part of the Option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof.

8. Non-Transferability. Neither the Options granted pursuant to the terms of this Agreement nor any rights hereunder may be assigned, transferred or in any manner encumbered by the Optionee except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The Option may be exercised during Optionee’s lifetime only by Optionee or Optionee’s guardian or legal representative.

9. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of an Option granted pursuant to the terms of this Agreement, the Company will transfer to Optionee shares of its authorized but unissued stock or transfer treasury shares, or utilize any combination of treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof. As further described in Section 3 of this Agreement, any shares so transferred upon an Early Exercise shall be subject to the restrictions described in that Section 3 until the Early Exercise Vesting Date or such other date described in this Agreement.

10. Committee Administration. The Option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board or the Board itself, subject to the express terms of the Plan and this Agreement, shall have plenary authority to interpret any provision of the Option and to make any determinations necessary or advisable for the administration of the Option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

11. Option an Incentive Stock Option. It is intended that the Option shall be treated as an incentive stock option under Section 422 of the Code.

12. No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

13. Tax Withholding. The Committee shall have the power and the right to deduct or withhold, or require the Optionee or beneficiary to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this award. In satisfaction of such requirements, the Optionee may elect to satisfy the withholding requirements, in whole or in part, by having the Company withhold from the issued shares a number of shares of stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any such election shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

14. Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

15. Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

16. Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this Agreement.

17. Assignment. This Agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

18. Choice of Forum and Governing Law. In light of the Company’s substantial contacts with the State of Missouri, the parties’ interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and the Company’s execution of, and the making of, this Agreement in Missouri, the parties agree that: (i) any litigation, validity and/or enforceability of this Agreement, shall be filed and conducted exclusively in the state or federal courts in St. Louis County, Missouri; and (ii) this Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence Optionee’s acceptance of the Option herein granted and of the terms hereof, all as of the date hereof.

EndoStim, Inc.

By:

Optionee

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